Exhibit 10.1

                                                                 EXECUTION COPY

                               EXCHANGE AGREEMENT


                     EXCHANGE AGREEMENT dated as of August 28, 2002, among Hollywood Media Corp., Inc., a Florida corporation ("HOLLYWOOD MEDIA"), Broadway.com, Inc., a Delaware corporation ("BROADWAY.COM"), hollywood.com, Inc., a California corporation ("HOLLYWOOD CALIFORNIA" and, together with Hollywood Media and Broadway.com, the "COMPANY") and Viacom Inc., a Delaware corporation (as successor to CBS Corporation, "VIACOM").

                     WHEREAS, Viacom (a) owns (i) 8,614,687 shares (the "VIACOM OWNED COMMON STOCK") of Common Stock of the Company, par value $0.01 (the "COMMON STOCK"), (ii) a Warrant issued by the Company on September 18, 2000, for the purchase of up to 100,000 shares of Common Stock upon exercise, (iii) a Warrant (Certificate No. W-A-3) issued by the Company on May 1, 2001, for the purchase of up to 162,973 shares of Common Stock upon exercise and (iv) a Warrant (Certificate No. W-B-3) issued by the Company on May 1, 2001, for the purchase of up to 439,251 shares of Common Stock upon exercise ((ii) through (iv) collectively being the "WARRANTS") and (b) acquired the Viacom Owned Common Stock and the Warrants directly from the Company;

                     WHEREAS, the Company and Viacom are parties to (i) the Stock Purchase Agreement dated as of August 26, 1999, as amended, (ii) the Content License Agreement dated as of January 3, 2000, as amended (the "CONTENT LICENSE"), (iii) the Investor's Rights Agreement, dated January 3, 2000, as amended, (iv) together with each of the other parties signatory thereto, the Voting Agreement, dated January 3, 2000 (the "VOTING AGREEMENT"), (v) the Securities Purchase Agreement, dated as of April 25, 2001, as amended, (vi) the Registration Rights Agreement, dated as of May 1, 2001, (vii) the Advertising and Promotion Agreement dated as of January 3, 2000, as amended (the "ADVERTISING AGREEMENT") and (viii) the letter agreement dated May 1, 2001 (collectively, the "EXISTING AGREEMENTS");

                     WHEREAS, the Company's principal source of revenue has become wholesale ticket sales and the business to business syndication of data and is no longer the sale of advertising on its websites, and therefore the consumer-oriented advertising and promotion that the Company receives from Viacom is now less significant to the Company's strategic focus;

                     WHEREAS, Viacom wishes to reconvey to the Company, and the Company wishes to accept from Viacom, the Viacom Owned Common Stock and the Warrants, on the terms and conditions set forth herein;

                     WHEREAS, Viacom and the Company wish to terminate each of the Existing Agreements and, as between them, the Voting Agreement, in each case on the terms and conditions set forth herein; and

                     WHEREAS, Viacom will pay the Company $2,000,000 in connection with the transactions contemplated by this Agreement.

                     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                     SECTION 1. TERMINATION. Effective as of the Closing, each Existing Agreement (with respect to the Voting Agreement, solely as between the Company and Viacom) is hereby terminated in full and shall be of no further force or effect. Thereafter, neither the Company nor Viacom shall have any further rights or obligations under such terminated Existing Agreements.

                     SECTION 2. CONVEYANCES. At the Closing, Viacom shall (i) convey to the Company, and the Company shall accept from Viacom, all right, title and interest in and to the Viacom Owned Common Stock and each Warrant and
(ii) make a payment to the Company in an amount equal to $2,000,000 (the "Payment").

                     SECTION 3. CLOSING; CLOSING DELIVERIES. The transactions contemplated by this Agreement shall be consummated at a closing (the "CLOSING") to be held at the offices of Viacom, at 10:00 a.m. on the date of execution of this Agreement, or as otherwise agreed by the parties hereto. At the Closing, the parties shall make the following deliveries:

                     (a) Viacom shall deliver, or cause to be delivered to the Company, (1) with respect to the Viacom Owned Common Stock represented by stock certificates, certificates registered in the name of Viacom evidencing such Viacom Owned Common Stock, together with an undated stock power for each certificate endorsed to the Company, (2) with respect to the Viacom Owned Common Stock held by book entry, appropriate evidence of the electronic conveyance of such shares to the Company, (3) the Payment, in cash, by wire transfer in immediately available funds to the account designated in Schedule I to this Agreement, (4) each Warrant, together with evidence of the cancellation thereof, and (5) a written resignation for each of Peter Glusker and Bryon Rubin from the Board of Directors of the Company and any committees thereof.

                     (b) The Company shall deliver, or cause to be delivered, to Viacom, (i) a receipt for the stock certificates referred to in Section
(3)(a)(1) above, the shares of Common Stock referred to in Section 3(a)(2) above and the funds referred to in Section (3)(a)(3) above and (ii) resolutions evidencing the approvals of the transactions contemplated by this Agreement required to be obtained by the Company in order to permit the Company to make the representations and warranties set forth in Section 8(b)(ii) of this Agreement.

                     SECTION 4. RELEASE. Effective as of the Closing, each of Viacom and the Company hereby releases and discharges, absolutely and forever, any and all claims, causes of action, obligations, covenants, agreements, representations, warranties, losses, damages, fees, expenses, judgments and liabilities of each and every kind ("CLAIMS") such party has ever had, now has, or may hereafter have against, directly or indirectly, the other party, or any person or entity directly or indirectly controlling, controlled by, or under common control with any such party (such person or entity being an "AFFILIATE") or any or all of such party's or such Affiliates' past or present officers, directors, agents, shareholders, employees, attorneys, representatives, successors, heirs or assigns, arising out of or relating to any of the Existing Agreements or the transactions contemplated by such agreements; provided that such release and discharge does not include any Claims arising under this

Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing, each of Viacom and the Company gives such release and discharge regardless of whether such Claims or the consequences thereof or the facts on which they are based are known or unknown, anticipated or unanticipated, absolute or contingent, and whether or not such Claims could have been asserted at the time of the execution of this Agreement. Nothing in this Agreement is intended or shall be deemed or construed as an admission of liability by any party hereto and each party hereto expressly denies any and all liability relating to any and all Claims released and discharged under this Agreement. In light of the intention of the parties that the foregoing release extend to any and all claims of whatsoever kind or character, known or unknown, each of Viacom and the Company expressly waives any and all rights granted by California Civil Code Section 1542 (or any other analogous federal or state law or regulation). Section 1542 reads as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                     SECTION 5. ADVERTISING AND PROMOTION. (a) Viacom shall arrange for the placement of advertising and promotion of the Broadway Site (as defined below) and Affiliated Properties (as defined below), having an aggregate value of $5,000,000 ("POST-CLOSING ADVERTISING"), from the date of this Agreement until December 31, 2003 or such additional period thereafter to the extent Viacom is not able to air all of the Post-Closing Advertising prior to December 31, 2003 (the "AIRING PERIOD"), in accordance with the Media Plan attached hereto as Schedule II (the "MEDIA PLAN"), using the categories and types of media set forth on Exhibit A to the Advertising Agreement. All advertising and promotional materials shall be subject to the applicable CBS Television Network Advertising Guidelines, Viacom's standards and practices and Viacom's standard preemption policies, in each case as in effect from time to time. Subject to Viacom's obligation to deliver the full amount of the Post-Closing Advertising in accordance with this Section 5, Viacom shall not have to make any particular ad placements if the exigencies of time or current or future contractual obligations entered into prior to the date hereof prevent or restrict Viacom from doing so. As used herein, "BROADWAY SITE" means the Internet Web Site owned or controlled by Broadway.com (accessed via the URL www.broadway.com) that features content related to live theater, and "AFFILIATED PROPERTIES" means the Hollywood Site (as defined in the Advertising Agreement). The Company shall not use more than twenty percent (20%) of the Post-Closing Advertising in the aggregate to advertise and promote any Affiliated Properties.

                     (b) If the Company fails for any reason to order the full $5,000,000 of Post-Closing Advertising for airing during the Airing Period, such unordered Post-Closing Advertising shall be permanently forfeited. Upon the earliest of the date on which such Post-Closing Advertising is aired in full and any termination by Viacom pursuant to paragraph (g) below (the "FINAL TIME"), Viacom's obligations under this Section 5 shall be terminated in full and neither Viacom nor the Company shall have any further rights or obligations under this Section 5.

                     (c) The pricing to be applied to the airing of the Post-Closing Advertising set forth in the Media Plan shall be generally consistent with the pricing Viacom has applied with respect to advertising and promotion aired for the Company up to and including the date of this Agreement, which pricing methodology Viacom and the Company acknowledge is fair. The Company acknowledges that (A) Viacom makes no audience guarantees, (B) there are no make-goods, and (C) no party hereto has any audit rights except solely to confirm whether the Post-Closing Advertising, or any portion thereof, has been aired.

                     (d) Effective as of the Final Time, each of Viacom and the Company hereby releases and discharges, absolutely and forever, any and all Claims such party has ever had, now has, or may hereafter have against, directly or indirectly, the other party, any Affiliate thereof or any person or entity or any or all of such party's past or present Affiliates or any or all of such party's or such Affiliates' past or present officers, directors, agents, shareholders, employees, attorneys, representatives, successors, heirs or assigns, arising out of or relating to this Section 5 or the transactions contemplated by this Section 5, other than claims by the Company that the pricing applied by Viacom to the airing of the Post-Closing Advertising is not generally consistent with the pricing Viacom has applied with respect to advertising and promotion aired for the Company up to and including the date of this Agreement, provided that such claims shall also be released and discharged in accordance with the terms of this paragraph (d) on the six month anniversary of the Final Time, except any such claim which shall have been made to Viacom in writing prior to such six month anniversary. Without limiting the generality of the foregoing, each of Viacom and the Company gives such release and discharge regardless of whether such Claims or the consequences thereof or the facts on which they are based are known or unknown, anticipated or unanticipated, absolute or contingent, and whether or not such Claims could have been asserted at the time of the execution of this Agreement. Nothing in this Section 5 is intended or shall be deemed or construed as an admission of liability by any party hereto and each party hereto expressly denies any and all liability relating to any and all Claims released and discharged under this Section 5. In light of the intention of the parties that the foregoing release extend to any and all claims of whatsoever kind or character, known or unknown, each of Viacom and the Company expressly waives any and all rights granted by California Civil Code Section 1542 (or any other analogous federal or state law or regulation).
Section 1542 reads as follows:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                     (e) Until the Final Time, Broadway.com covenants as follows:

                     (i) Broadway.com shall produce, advertise and transmit the Broadway Site (as defined in the Advertising Agreement) in accordance with all applicable federal, state, local and foreign laws and regulations.

                     (ii) At all times, Broadway.com shall maintain the Broadway Site in a professional manner consistent with applicable industry standards. In connection therewith, Broadway.com shall satisfy the following minimum performance standards: (A) use its best efforts to maintain continuous accessibility to the public on the Internet; (B) capability of sustaining traffic of no less than 22 million page views per month, including, without limitation, the existence of a viable technological response, in the event that the foregoing traffic number is exceeded, that is designed to handle at least 44 million page views per month; (C) monitoring of the Broadway Site's traffic flows on a regular basis and (in addition to and above and beyond clause (B) above) implementation of plans to meet expected traffic flows and (D) maintenance of standards of quality and ease of use no less than the quality and ease of use of the Broadway Site as of this date.

                     (iii) Advertising or promotional material or any portion thereof furnished by the Company to Viacom for use pursuant to this Section 5 shall not violate any law or violate the rights of any person or entity.

                     (f) Viacom shall have the right to suspend and/or withdraw placement of all advertising and promotion under this Section 5:

                     (i) During such time as Broadway.com is enjoined from using the tradename, trademark or terms(s) "Broadway.com" on or in connection with the Broadway Site and has not renamed the site. Broadway.com shall rename the Broadway Site within twenty (20) days following the issuance of any injunction or the resolution of any claim which requires Broadway.com to cease using the tradename, trademark or term(s) "Broadway.com" on or in connection with its Website.

                     (ii) In the event that the Broadway Site is not operational for a period of seventy-two (72) consecutive hours until it becomes operational in a manner consistent with the standards in the industry.

Viacom may exercise its right to suspend and/or withdraw placement of all advertising and promotion pursuant to this paragraph (f) by sending the appropriate notice to the Company. Viacom's rights to suspend and/or withdraw placement of all advertising and promotion shall be Viacom's sole remedy for any breach by the Company of the covenants in this paragraph (f).

                     (g) Viacom shall have a right to terminate this Section 5 prior to the Final Time if any of the following occur:

                     (i) The Broadway Site contains Content (as defined in the Advertising Agreement) which, in Viacom's reasonable business judgment, violates
Article I or Article III of the CBS License Guidelines (as set forth in the Content License) and Broadway.com fails to remove such Content from the Broadway Site within ten (10) days after receipt of written notice of Viacom's objection thereto demanding the removal of such Content; provided, however, that Broadway.com shall in any event be permitted to (A) display advertising and related content on the Broadway Site promoting beer, wine and hard liquor and
(B) link from the Broadway Site to other websites promoting beer, wine and hard liquor.

                     (ii) Except as otherwise set forth in subparagraph (i) above, the Company breaches any material term or condition of Section 5 and fails to: (1) cure such breach within thirty (30) days after Viacom's notice of such breach, or (2) complete curing such breach within sixty (60) days following Viacom's notice of such breach; provided however that this clause (2) shall only apply to a default that is incapable of being cured in thirty (30) days. The foregoing cure period will not apply: (1) solely with respect to this Agreement, to a term or condition (in this Agreement) for which a specific cure period is provided, or (2) to a breach incapable of being cured.

                     (iii) Hollywood Media or Broadway.com: (1) is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed or stayed within sixty (60) days of filing; (2) becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed or stayed within sixty (60) days of filing; or (3) is liquidated or dissolved.

                     (iv) The Broadway Site ceases to operate due to any circumstance(s) (other than circumstances beyond Broadway.com's reasonable control, which circumstances simultaneously affect a substantial number of web sites on the Internet) for (1) a period of thirty (30) consecutive days or (2) a period of one week at least two times in any six (6) month period.

Viacom may exercise its right to terminate pursuant to this paragraph (g) by sending the appropriate notice to the Company. Viacom's right to terminate this
Section 5 shall be Viacom's sole remedy for any breach by the Company of the covenants in this paragraph (g).

                     (h) Hollywood Media covenants and agrees that from and after such time as the Post-Closing Advertising is used to promote any Affiliated Properties, such Affiliated Properties shall comply with and be subject to Sections 5(e), (f) and (g).

                     SECTION 6. FURTHER ASSURANCES. (a) Subject to the terms and conditions of this Agreement, the Company and Viacom will use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate the transactions contemplated by this Agreement, and execute and deliver such documents and other papers as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

                     (b) As of the date hereof, the Company shall cease using any CBS Content (as defined in the Content License) licensed by the Company under the Content License or Content derived therefrom. In that connection, the Company shall immediately remove or erase any CBS Content from the Hollywood Site (as defined in the Content License) and the Broadway Site and, at Viacom's request, the Company shall furnish Viacom with certified evidence of such removal or erasure satisfactory to Viacom.

                     SECTION 7. PUBLIC ANNOUNCEMENTS. Neither the Company nor Viacom will issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party hereto, except as may be required by applicable law or any national stock exchange or market regulations. Any filing made by the Company with the United States Securities and Exchange Commission relating to the transactions contemplated by this Agreement, including without limitation any filing on Form 8-K, shall be subject to prior review by Viacom, and the Company shall make any reasonable modifications thereto requested by Viacom. Notwithstanding the foregoing, the Company and Viacom may make public statements with respect to this Agreement and the transactions contemplated hereby, including statements in filings with the Securities and Exchange Commission, that are consistent with prior public statements made pursuant to this Section 7, except in the case of any such prior public statement to which the Company or Viacom shall have subsequently objected in writing to the other party.

                     SECTION 8. REPRESENTATIONS AND WARRANTIES. Each party (except where only a specific party is identified) hereto represents and warrants to the other parties hereto as of the date hereof as follows:

                     (a) Organization and Qualification. Such party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a material adverse effect on such party.

                     (b) Authorization. (i) The execution, delivery and performance by such party of this Agreement, and the consummation by such party of the transactions contemplated hereby, are within such party's corporate powers and have been duly authorized by all necessary corporate action on the part of such party. This Agreement has been duly executed and delivered by such party and this Agreement constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms.

                     (ii) Hollywood Media represents and warrants that its Board of Directors, excluding any Viacom-appointed director, has determined that the transactions contemplated hereby are fair to and in the best interests of the stockholders of Hollywood Media and that a majority of the disinterested directors (as defined in Section 607.0901 of the Florida Statutes applicable to Business Organizations) sitting on Hollywood Media's Board of Directors have approved this Agreement and the transactions contemplated hereby.

                     (c) No Conflicts. (i) The execution, delivery and performance by such party of this Agreement, and the consummation by such party of the transactions contemplated hereby, require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic, foreign or supranational, other than (1) compliance with any applicable requirements of the NASDAQ National Market System, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable securities laws, whether state or foreign and (2) any actions or filings the absence of which would not have, individually or in the aggregate, a material adverse effect on such party's ability to perform its obligations under this Agreement.

                     (ii) The execution, delivery and performance by such party of this Agreement, and the consummation of the transactions contemplated hereby, do not (1) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of such party, (2) assuming compliance with the matters referred to in Section 8(c)(i), contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree applicable to such party or any of its subsidiaries, (3) require any consent or other action by any person or entity under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which such party or any of its subsidiaries is entitled under any provision of any agreement or other instrument binding upon such party or any of its subsidiaries or any of their assets or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of such party and its subsidiaries or (4) result in the creation or imposition of any lien or encumbrance on any asset of such party or any of its subsidiaries, except for such contraventions, conflicts and violations referred to in clause (2) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses, liens or encumbrances referred to in clauses (3) and (4) that would not have, individually or in the aggregate, a material adverse effect on such party's ability to perform its obligations under this Agreement.

                     (d) Solvency. The Company represents and warrants that it is Solvent as of the Closing, both before and after giving effect to the transactions contemplated by this Agreement. The Company further represents and warrants that it has received reasonably equivalent value and fair consideration in exchange for the consideration provided to it by Viacom pursuant to this Agreement. "SOLVENT" means, with respect to the Company on a particular date, that on such date (i) the fair value of the property of the Company is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Company and (ii) the present fair salable value of the assets of the Company is not less than the amount that will be required to pay the probable liability of the Company on its debts as they become absolute and matured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                     (e) Ownership of Equity. Viacom represents and warrants that it is the record, legal and beneficial owner of the Viacom Owned Common Stock and the Warrants, free and clear of any and all liens, charges, encumbrances, options and adverse claims or rights whatsoever. Viacom further represents and warrants that the Viacom Owned Common Stock constitutes all of the outstanding capital stock of the Company beneficially owned by Viacom or its Affiliates.

                     SECTION 9. MISCELLANEOUS. (a) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, if to the Company, to:

                     Hollywood Media Corp.
                     2255 Glades Road, Suite 237W
                     Boca Raton, Florida 33431-7383
                     Attention: Chief Executive Officer
                     Fax: 561-998-2974
                     and
                     Attention: General Counsel
                     Fax: 561-998-2974

                     if to Viacom, to:

                     Viacom Inc.
                     1515 Broadway
                     52nd Floor
                     New York, New York 10036
                     Attention: Chief Financial Officer
                     Fax: 212-846-1797
                     and
                     Attention: General Counsel
                     Fax: 212-258-6099

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m., and such day is a business day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

                     (b) Survival of Representations and Warranties. The representations and warranties and agreements contained herein shall survive the Closing.

                     (c) Amendments; Waivers. Any provision of this Agreement may be amended or waived prior to the Closing if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                     (d) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

                     (e) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto. Except as expressly provided in Sections 4, 5(d) and Section 9(h), no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person or entity other than the parties hereto and their respective successors and assigns.

                     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                     (g) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the federal court or state court located in the county of New York in the State of New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9(a) shall be deemed effective service of process on such party.

                     (h) WAIVER OF JURY TRIAL; DAMAGES LIMITATION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. NO PARTY TO THIS AGREEMENT OR ANY OF SUCH PARTY'S AFFILIATES WILL BE LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT OR SUCH OTHER PARTY'S AFFILIATES FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

                     (i) Counterparts; Effectiveness. This Agreement may be signed, manually or by facsimile, in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                     (j) Entire Agreement. This Agreement and the agreements referred to herein constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

                     (k) Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                     (l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                  HOLLYWOOD MEDIA CORP.

                                  By: /s/  Mitchell Rubenstein
                                     ------------------------------------------
                                     Mitchell Rubenstein
                                     Chairman and Chief Executive Officer


                                  HOLLYWOOD.COM, INC.

                                  By: /s/  Mitchell Rubenstein
                                     ------------------------------------------
                                     Mitchell Rubenstein
                                     Chief Executive Officer


                                  BROADWAY.COM, INC.

                                  By: /s/  Mitchell Rubenstein
                                     ------------------------------------------
                                     Mitchell Rubenstein
                                     President


                                  VIACOM INC.

                                  By: /s/ Richard J. Bressler
                                     ------------------------------------------
                                     Name: Richard J. Bressler
                                     Title: Senior Executive Vice President
                                            and CFO